Exhibit 4.1

NUMBER		SHARES
A-1		*** 57,000 ***

MAINSOURCE FINANCIAL GROUP, INC.
Incorporated under the laws of the State of Indiana

Fixed Rate cumulative perPetual preferred stock, series a

This certifies that the UNITED STATES DEPARTMENT OF THE TREASURY is the registered owner of fifty-seven thousand (57,000) fully paid and non-assessable shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value and with a liquidation perference of $1,000 per share, of MainSource Financial Group, Inc., an Indiana corporation (the “Corporation”), transferable on the books of the Corporation by the holder hereof, or by a duly authorized legal representative or attorney-in-fact, upon surrender of this Certificate properly endorsed.

Witness the signatures of the duly authorized officers of the Corporation.

PREFERRED

Dated: January 16, 2009

By:	By:
Archie M. Brown, Jr., President		James M. Anderson, Secretary

TRAnsfer of this certificate is restricted. See Legend on reverse side.

SHares	No Par Value	EACH

© GOES 70

CERTIFICATE

FOR

*** 57,000 ***

SHARES

OF THE

Preferred Stock

Fixed Rate Cumulative Perpetual,

Series A, No Par Value

of

MAINSOURCE FINANCIAL GROUP, INC.

An Indiana Corporation

ISSUED TO

UNITED STATES DEPARTMENT

OF THE TREASURY

DATED

January 16, 2009

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

For Value Received,       hereby sell, assign and transfer unto                                                                                                   Shares of the Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                                                       to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

In Presence of

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE. IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

A summary of the designations, relative rights, preferences and limitations applicable to each class and series of shares of the Corporation, and of the authority of the Board of Directors to determine variations in rights, preferences, and limitations for future series of shares, will be furnished in writing by the Corporation to any shareholder on request and without charge.